UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)	May 6, 2026

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-3247 (Commission File Number)	16-0393470 (I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York (Address of principal executive offices)	14831 (Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	GLW	New York Stock Exchange
3.875% Notes due 2026	GLW26	New York Stock Exchange
4.125% Notes due 2031	GLW31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On May 6, 2026, in connection with the long-term partnership with NVIDIA Corporation (“NVIDIA”) described in Item 7.01 below, Corning Incorporated (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with NVIDIA pursuant to which the Company issued and sold to NVIDIA (i) a warrant (the “Traditional Warrant”) to purchase up to 15 million shares of common stock of the Company, par value $0.50 per share (the “Common Stock”), at an exercise price of $180.00 per share, and (ii) a pre-funded warrant (the “Pre-Funded Warrant” and, together with the Traditional Warrant, the “Warrants”) to purchase up to 3 million shares of Common Stock at an exercise price of $0.0001 per share, for an aggregate purchase price of $500 million.

The Warrants are exercisable at any time on or after the issuance date. The Traditional Warrant will expire on the earliest to occur of (a) the third anniversary of the issuance date, (b) the termination of the definitive agreement governing the long-term partnership, subject to certain exceptions, and (c) the consummation of a fundamental transaction by the Company. The Pre-Funded Warrant will expire on the earlier to occur of (x) the third anniversary of the issuance date and (y) the consummation of a fundamental transaction by the Company.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants will be subject to customary structural anti-dilution adjustments. Pursuant to the Pre-Funded Warrant, NVIDIA will be entitled to participate on an as-exercised basis in distributions to holders of the Common Stock.

The offer and sale of the Warrants, and the shares of Common Stock issuable upon exercise thereof, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or pursuant to an applicable exemption therefrom. The Company issued the Warrants in reliance on exemptions from registration provided for under Section 4(a)(2) of the Securities Act, and the shares of Common Stock issuable upon exercise of the Warrants will be issued pursuant to an exemption from registration provided for under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On May 6, 2026, the Company and NVIDIA issued a joint press release announcing a long-term partnership to strengthen U.S. manufacturing for AI infrastructure. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated May 6, 2026
	104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNING INCORPORATED

	By:	/s/ Melissa J. Gambol
	Name:	Melissa J. Gambol
	Title:	Vice President and Corporate Secretary

Date: May 6, 2026